                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: December 13, 1999                Commission File No. 000-26981
                -----------------                                    ---------
(Date of earliest event reported)



                           SILVERSTREAM SOFTWARE, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its Charter)


         Delaware                                        04-3318325
         --------                                        ----------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)


One Burlington Woods Drive, Suite 200, Burlington, Massachusetts        01803
----------------------------------------------------------------        -----
(Address of principal executive offices)                              (Zip Code)



                                 (781) 238-5400
                                 --------------
              (Registrant's telephone number, including area code)

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K filed on December 27, 1999, which excluded certain financial statements because they were not available at the time of filing, to read in its entirety as follows:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Businesses Acquired

               ObjectEra, Inc.
               Report of Ernst & Young LLP, Boston Massachusetts,
               Independent Auditors

               ObjectEra, Inc.
               Balance Sheets at November 30, 1999 and
               December 31, 1998

               ObjectEra, Inc.
               Statements of Operations for the eleven months ended November 30, 1999 and for the period of October 8, 1998 (inception) to December 31, 1998

               ObjectEra, Inc.
               Statements of Stockholders' (Deficit) Equity

               ObjectEra, Inc.
               Statements of Cash Flows for the eleven months ended November 30, 1999 and for the period of October 8, 1998 (inception) to December 31, 1998

               ObjectEra, Inc.
               Notes to Financial Statements

               GemLogic, Inc.
               Report of Ernst & Young LLP, Boston Massachusetts,
               Independent Auditors

               GemLogic, Inc.
               Balance Sheet at November 30, 1999

               GemLogic, Inc.
               Statement of Operations for the period of January 4, 1999 (inception) to November 30, 1999

               GemLogic, Inc.
               Statement of Stockholders' Equity for the period of January 4, 1999 (inception) to November 30, 1999

               GemLogic, Inc.
               Statement of Cash Flows for the period of January 4, 1999 (inception) to November 30, 1999

               GemLogic, Inc.
               Notes to Financial Statements

          (b)  Unaudited Pro Forma Financial Information

               Unaudited Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1999

          (c)  Exhibits

               ITEM NO. DESCRIPTION

               *2.1 Agreement and Plan of Merger, dated December 13, 1999, by and among SilverStream Software, Inc., SilverStream Acquisition Corporation and GemLogic, Inc.

               *2.2 Stock Purchase Agreement, dated December 13, 1999, by and among SilverStream Software, Inc., ObjectEra, Inc. and the Stockholders of ObjectEra, Inc.

               23.1   Consent of Ernst & Young LLP

               *99.1 Press releases dated December 13, 1999 announcing the completion of the acquisitions of GemLogic and ObjectEra.

*Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 1999.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SILVERSTREAM SOFTWARE, INC.


                                 By: /s/ Craig A. Dynes
                                     ------------------
Dated:  January 25, 2000             Craig A. Dynes
                                     Vice President and Chief Financial Officer

                                 ObjectEra, Inc.

                          Audited Financial Statements

                      Eleven Months ended November 30, 1999
                       and the Period from October 8, 1998
                        (inception) to December 31, 1998



                                     CONTENTS

Report of Independent Auditors.........................................    F-2

Financial Statements

Balance Sheets.........................................................    F-3
Statements of Operations...............................................    F-4
Statements of Stockholders'(Deficit) Equity ...........................    F-5
Statements of Cash Flows...............................................    F-6
Notes to Financial Statements..........................................    F-7

                         Report of Independent Auditors


To the Stockholders and Board
  of Directors of ObjectEra, Inc.:

We have audited the accompanying balance sheets of ObjectEra, Inc. (the Company) as of November 30, 1999 and December 31, 1998 and the related statements of operations, stockholders' (deficit) equity, and cash flows for the eleven months ended November 30, 1999 and the period from October 8, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ObjectEra, Inc. at November 30, 1999 and the results of its operations and its cash flows for the eleven months ended November 30, 1999 and the period from October 8, 1999 (inception) to December 31, 1998 in conformity with accounting principles generally accepted in the United States.


                                                        /s/ Ernst & Young LLP


December 29, 1999
Boston, Massachusetts

                                 ObjectEra, Inc.

                                 Balance Sheets


                                                                           November 30,       December 31,
ASSETS                                                                         1999                1998
                                                                           ------------       ------------
Current assets:

  Cash and cash equivalents                                                $ 1,076,734                  --
  Accounts receivable                                                          156,670                  --
  Prepaid expenses                                                              52,500                  --
  Deferred income taxes                                                        461,000                  --
                                                                           -----------         -----------
Total current assets                                                         1,746,904                  --

Furniture and equipment, net                                                    14,498         $     8,738
                                                                           -----------         -----------

Total assets                                                               $ 1,761,402         $     8,738
                                                                           ===========         ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable                                                         $    75,561                  --
  Note payable to stockholders                                                      --         $     7,754
  Income taxes payable                                                         494,000                  --
  Deferred revenue                                                           1,353,636                  --
                                                                           -----------         -----------
Total current liabilities                                                    1,923,197               7,754

Stockholders' equity:
  Common stock, no par value; 1,000,000 shares authorized,
   800,000 shares issued and outstanding                                         2,500               2,500
  Retained deficit                                                            (164,295)             (1,516)
                                                                           -----------         -----------
Total stockholders' (deficit) equity                                          (161,795)                984

Total liabilities and stockholders' (deficit) equity                       $ 1,761,402         $     8,738
                                                                           ===========         ===========


See accompanying notes.

                                 ObjectEra, Inc.

                            Statements of Operations


                                                               Period from
                                                                 October 8,
                                               Eleven              1998
                                             months ended     (inception) to
                                             November 30,      December 31,
                                                 1999             1998
                                             ------------      -------------
Revenues:
  Product licenses                            $  64,019                --
  Postcontract customer support                  93,500                --
                                              ---------         ---------
Total revenues                                  157,519                --

Cost of revenues:
  Product licenses                                1,000                --
  Postcontract customer support                  12,985                --
                                              ---------         ---------
Total cost of revenues                           13,985                --

Gross profit                                    145,534                --

Operating expenses:
  Research and development                      164,407                --
  General and administrative                    105,278         $   1,516
  Sales and marketing                            15,666                --
                                              ---------         ---------
Total operating expenses                        285,351             1,516
                                              ---------         ---------

Loss from operations                           (141,817)           (1,516)

Interest income                                  12,038                --
                                              ---------         ---------

Loss before provision for income taxes         (129,779)           (1,516)
Provision for income taxes                       33,000                --
                                              ---------         ---------

Net loss                                      $(162,779)        $  (1,516)
                                              =========         =========

See accompanying notes.

                                 ObjectEra, Inc.


                  Statements of Stockholders' (Deficit) Equity


                                                      COMMON STOCK                                 TOTAL
                                              --------------------------         RETAINED      STOCKHOLDERS'
                                                SHARES           AMOUNT          DEFICIT     (DEFICIT) EQUITY
                                              ---------        ---------        ---------    ----------------
Balance at October 8, 1998 (inception)          800,000        $   2,500                          $   2,500

Net loss                                                                        $  (1,516)        $  (1,516)
                                              ---------        ---------        ---------         ---------

Balance at January 1, 1999                      800,000            2,500           (1,516)        $     984

Net loss                                                                         (162,779)         (162,779)
                                              ---------        ---------        ---------         ---------

Balance at November 30, 1999                    800,000        $   2,500        $(164,295)        $(161,795)
                                              =========        =========        =========         =========


See accompanying notes.

                                 ObjectEra, Inc.

                            Statements of Cash Flows

                                                                                Period from
                                                             Eleven months     October 8, 1998
                                                                ended          (inception) to
                                                             November 30,       December 31,
                                                                 1999               1998
                                                             ------------       --------------
OPERATING ACTIVITIES
Net loss                                                     $  (162,779)        $    (1,516)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation                                                    4,825                 296
   Deferred income taxes                                        (461,000)                 --
   Changes in operating assets and liabilities
     Accounts receivable                                        (156,670)                 --
     Prepaid expenses                                            (52,500)                 --
     Accounts payable                                             75,561                  --
     Income taxes payable                                        494,000                  --
     Deferred revenue                                          1,353,636                  --
     Notes payable to stockholders                                (7,754)              7,754
                                                             -----------         -----------
Net cash provided by operating activities                      1,087,319               6,534

INVESTING ACTIVITIES
Purchase of furniture and equipment                              (10,585)                 --
                                                             -----------         -----------
Net cash used in investing activities                            (10,585)                 --


Net increase in cash                                           1,076,734                  --
Cash and cash equivalents at beginning of period                      --                  --
                                                             -----------         -----------

Cash and cash equivalents at end of period                   $ 1,076,734                  --
                                                             ===========         ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
Issuance of common stock in exchange for note payable                 --         $     2,500
                                                             ===========         ===========
Contribution of fixed assets                                          --         $     9,034
                                                             ===========         ===========


See accompanying notes.

                                 ObjectEra, Inc.

                          Notes to Financial Statements

                                December 31, 1999


1.    ORGANIZATION

ObjectEra, Inc. (the Company) is incorporated in the state of California and commenced operations in January 1999. The Company maintains its corporate offices in San Jose, California. The Company has developed and provides a distributed computing solution.

2.  SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies as described in the following note and elsewhere in the accompanying financial statements and notes.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investment instruments with an original maturity when purchased of three months or less to be cash equivalents. At November 30, 1999, cash and cash equivalents consist principally of a demand deposit account.

ACCOUNTS RECEIVABLE

For financial reporting, current earnings are charged and an allowance is credited with a provision for doubtful accounts based on experience. Accounts deemed uncollectible are charged against this allowance. Receivables are reported on the balance sheets net of such allowance, if any.

                                 ObjectEra, Inc.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. Both these financial instruments are carried at cost, which approximates fair value, due to the short-term nature of these items. The Company's credit risk related to investments in cash and cash equivalents and is minimal. The Company extends credit based on an evaluation of a customer's financial condition, generally without requiring collateral. Exposure to losses on accounts receivable, is ultimately dependent on the customer's financial condition. The Company monitors its exposure for credit losses and records allowances for anticipated losses, if any.

For the eleven months ended November 1999, one customer accounted for approximately 93% of total revenues. This same customer represented 96% of accounts receivable at November 30, 1999.

FURNITURE AND EQUIPMENT

Furniture and equipment is stated at cost. Depreciation is computed by use of the straight-line methods over the following estimated useful lives:

       Office furniture                              7 years
       Computer equipment                            3 years
       Computer software                             3 years

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Costs incurred by the Company that would qualify as capitalizable under Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" have been insignificant and therefore have been expensed as incurred.

                                 ObjectEra, Inc.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

REVENUE RECOGNITION

The Company derives revenue from software licenses and postcontract customer support (PCS). PCS includes telephone support, bug fixes and rights to upgrades on a when-and-if available basis.

Software Licenses

In software arrangements that include rights to multiple elements (e.g., software products, specified upgrades, PCS, and/or other services) for which vendor-specific objective evidence is not determinable, the Company recognizes the revenue on a ratable basis over the term of the arrangement that the additional software products are expected to be delivered.

In software arrangements that include rights to multiple elements for which vendor-specific objective evidence is determinable, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence.

Postcontract Customer Support

Revenue allocable to PCS is recognized on a straight-line basis over the period the PCS is provided.

During 1999, the Company has recognized revenue in accordance with Statement of Position No. 97-2 (SOP 97-2), Software Revenue Recognition as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.

ADVERTISING COSTS

Advertising costs, which are included in sales and marketing, are expensed as incurred and were $1,964 for the eleven months ended November 30, 1999.

                                 ObjectEra, Inc.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. The SAB formalizes positions the staff has expressed in speeches and comment letters. SAB 101 is effective no later than the first fiscal quarter of the fiscal year beginning after December 15, 1999. The Company is presently analyzing the effect, if any, that the adoption of SAB 101 will have on its financial condition or results of operations.

3.  FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:

                                    NOVEMBER 30,     DECEMBER 31,
                                       1999             1998
                                     --------         --------
Computer equipment                   $ 14,490         $  7,165
Office furniture                          350              350
Computer software                       4,779            1,519
                                     --------         --------
                                       19,619            9,034
Less accumulated depreciation          (5,121)            (296)
                                     ========         ========

                                     $ 14,498         $  8,738
                                     ========         ========

                                 ObjectEra, Inc.

4.  INCOME TAXES

The provision for income taxes consisted of the following:


                                     Eleven
                                  months ended
                                   November 30,
                                      1999
                                 ---------------
Current:
  Federal                         $ 420,000
  State                              74,000
                                  ---------
                                    494,000

Deferred (prepaid):
  Federal                          (461,000)
                                  ---------
                                   (461,000)
                                  =========
                                  $  33,000
                                  =========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company's deferred tax asset is as follows:


                                                Eleven               Period from
                                             months ended          October 8, 1998
                                             November 30,          (inception) to
                                                 1999             December 31,1998
                                            --------------       ------------------
Deferred tax assets:                            $     312
  Net operating loss carryforward                                        $     312
  Deferred revenue                                461,000                       --
                                                ---------                ---------
Valuation allowance                                  (312)                     312
                                                ---------                ---------
Total deferred tax assets                       $ 461,000                       --
                                                =========                =========

As of November 30, 1999 the Company had net operating loss carryforwards of approximately $780 available to offset future Federal taxable income. These carryforwards begin to expire in 2012.

                                 ObjectEra, Inc.

The affective tax rate at November 30, 1999 differed from the United States statutory rate as follows:

Statutory rate                                                        (34)%
State income taxes, net of federal income tax benefit                  (4)%
Non recoverable state income tax payments                              60
Other items                                                             3
                                                                      ===
                                                                       25%
                                                                      ===


5.  SUBSEQUENT EVENTS

On December 13, 1999, SilverStream Software, Inc. ("SilverStream") purchased all the outstanding stock of the Company for cash of $8,100,000. Under the terms of the purchase agreement, SilverStream is committed to making additional payments in a combination of cash and common stock, based upon the achievement of future goals and deliverables.

SilverStream has committed to provide sufficient support for a period of at least one year from December 31, 1999 to allow the Company to meet its financial obligations as they come due.


6.  YEAR 2000 (UNAUDITED)

The Company has assessed the effect of the Year 2000 issue on its operations. Based upon its assessment and initiatives taken or planned, management believes that the Year 2000 issue will not significantly affect the Company's normal business activities.

                                 GemLogic, Inc.
                      (A company in the development stage)

                          Audited Financial Statements

         For the period January 4, 1999 (inception) to November 30, 1999



                                    CONTENTS

Report of Independent Auditors...........................................   F-14

Financial Statements

Balance Sheet............................................................   F-15
Statement of Operations..................................................   F-16
Statement of Stockholders' Equity .......................................   F-17
Statement of Cash Flows..................................................   F-18
Notes to Financial Statements............................................   F-19

                         Report of Independent Auditors


To the Stockholders and
Board of Directors of GemLogic, Inc.

We have audited the accompanying balance sheet of GemLogic, Inc. (a company in the development stage) (the Company) as of November 30, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period January 4, 1999 (inception) to November 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GemLogic, Inc. at November 30, 1999, and the results of its operations and its cash flows for the period January 4, 1999 (inception) to November 30, 1999, in conformity with accounting principles generally accepted in the United States.


                                                  /s/ Ernst & Young LLP



December 29, 1999
Boston, Massachusetts

                                 GemLogic, Inc.
                      (A company in the development stage)

                                  Balance Sheet

                                                                      NOVEMBER 30,
                                                                          1999
                                                                      ------------
ASSETS
Current assets:
   Cash                                                                 $  84,656
   Prepaid and other current assets                                         1,360
                                                                        ---------
Total current assets                                                       86,016

Property and equipment, net                                                23,377
                                                                        ---------

Total assets                                                            $ 109,393
                                                                        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accrued expenses                                                     $  71,613
   Current portion of capital lease obligations                             3,565
                                                                        ---------
Total current liabilities                                                  75,178

Capital lease obligations, net of current portion                           7,140

Stockholders' equity:
   Common stock, $0.01 par value; 20,000 shares authorized, 10,000
     shares issued and outstanding                                            100
   Additional paid-in capital                                             371,900
   Retained deficit                                                      (344,925)
                                                                        ---------
Total stockholders' equity                                                 27,075
                                                                        ---------

Total liabilities and stockholders' equity                              $ 109,393
                                                                        =========

See  accompanying notes.

                                 GemLogic, Inc.
                      (A company in the development stage)

                             Statement of Operations

             Period January 4, 1999 (inception) to November 30, 1999



Revenues                                                             -

Operating expenses:
   Research and development                                  $ 156,085
   General and administrative
                                                               188,082
                                                          -------------
Total operating expenses                                       344,167

Interest expense                                                 (758)
                                                          -------------

Net loss                                                    $(344,925)
                                                          =============

See  accompanying notes.

                                 GemLogic, Inc.
                      (A company in the development stage)

                        Statement of Stockholders' Equity

             Period January 4, 1999 (inception) to November 30, 1999



                                    COMMON STOCK           ADDITIONAL                     TOTAL
                                --------------------        PAID-IN       RETAINED    STOCKHOLDERS'
                                SHARES        AMOUNT        CAPITAL       DEFICIT        EQUITY
                                ------        ------        -------       -------        ------

Issuance of Common Stock        10,000       $  100        $  49,900                  $    50,000

Capital contributions                                        322,000                      322,000

Net loss                                                                 $(344,925)      (344,925)
                                ------       ------        ---------     ---------    -----------
Balance at November 30, 1999    10,000       $  100        $ 371,900     $(344,925)   $    27,075
                                ======       ======        =========     =========    ===========

See accompanying notes.

                                 GemLogic, Inc.
                      (A company in the development stage)

                             Statement of Cash Flows

                January 4, 1999 (inception) to November 30, 1999



OPERATING ACTIVITIES
Net loss                                                                           $(344,925)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Expenses not paid in cash                                                       182,000
     Depreciation and amortization expense                                             5,074
     Changes in operating assets and liabilities:
       Prepaid and other assets                                                       (1,360)
       Accounts payable and accruals                                                  71,613
                                                                                   ---------
Net cash used in operating activities                                                (87,598)

INVESTING ACTIVITIES
Purchases of equipment                                                               (16,792)
                                                                                   ---------
Net cash used in investing activities                                                (16,792)

FINANCING ACTIVITIES
Proceeds from issuance of common stock and capital contributions                     190,000
Payments on capital lease obligations                                                   (954)
                                                                                   ---------
Net cash provided by financing activities                                            189,046

Net increase in cash                                                                  84,656
Cash at beginning of period                                                             --
                                                                                   ---------

Cash at end of period                                                              $  84,656
                                                                                   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                          $     758
                                                                                   =========
   Capital lease obligations incurred for purchase of equipment                    $  11,659
                                                                                   =========


See accompanying notes.

                                 GemLogic, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                November 30, 1999


1. ORGANIZATION AND BASIS OF PRESENTATION

GemLogic, Inc. (the Company) is incorporated in the state of Connecticut and is a provider of business-to-business integration solutions using Extensive Markup Language (known as XML). The Company is a development-stage enterprise and has, since inception, been engaged in the research and development of its software product and raising capital to fund operations.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies as described in the following note and elsewhere in the accompanying consolidated financial statements and notes.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation and amortization is computed by use of the straight-line method over three years.

                                 GemLogic, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                November 30, 1999


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CAPITAL LEASES

The Company leases certain computer related equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are amortized over the lesser of their estimated useful lives of three years or the term of the lease.

INCOME TAXES

The Company qualifies as a Subchapter S Corporation for federal and state income tax purposes, and, as such, taxable income from the operations of the Company is included in the federal and state tax returns filed by the individual stockholders. Accordingly, the Company does not make provisions for income taxes.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at November 30, 1999:


Computer equipment                                  $ 10,309
Computer software                                      6,483
Equipment under capital lease                         11,659
                                                    --------
                                                      28,451

Less accumulated depreciation and amortization        (5,074)
                                                    --------

                                                    $ 23,377
                                                    ========

                                 GemLogic, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                November 30, 1999


4. CAPITAL LEASES

During 1999, the Company entered into capital lease arrangements for computer equipment. These leases expire in 2001 and 2002. Annual minimum commitments under these arrangements are as follows:


1999                                        $   428
2000                                          5,137
2001                                          5,073
2002                                          3,131
                                            -------
                                             13,769

Less amount representing interest             3,064
                                            -------
Present value of future lease payments       10,705
Less current portion                          3,565
                                            -------
                                            $ 7,140
                                            =======

5. RELATED PARTY

The Company rents office space from one of its employees on a month-to-month basis. The total office rent for the period ended November 30, 1999 was $1,750. There was no amount due as of November 30, 1999.

During 1999, the two founders agreed to forego payment of compensation of $182,000 for services rendered. This amount has been accounted for as a capital contribution and charged to expense in the accompanying financial statements.


6. YEAR 2000 (UNAUDITED)

The Company has assessed the effect of the Year 2000 issue on its operations. Based upon its assessment and initiatives taken or planned, management believes that the Year 2000 issue will not significantly affect the Company's normal business activities.

                                 GemLogic, Inc.
                      (A company in the development stage)

                          Notes to Financial Statements

                                November 30, 1999

7. SUBSEQUENT EVENTS

On December 13, 1999, SilverStream Software, Inc. ("SilverStream") purchased all of the outstanding stock of the Company. The purchase price consists of 114,456 shares of SilverStream common stock valued at approximating $12,100,000. Under the terms of the purchase agreement, SilverStream is committed to making additional issuances of common stock based upon the achievement of future goals and deliverables. In addition, GemLogic employees were issued options to purchase SilverStream common stock at exercise prices ranging from $40 to $60 per share.

SilverStream has committed to provide sufficient support for a period of at least one year from December 31, 1999 to allow the Company to meet its financial obligations as they come due.

                          SILVERSTREAM SOFTWARE, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

OVERVIEW

     On December 13, 1999, we acquired GemLogic, Inc. GemLogic, which was incorporated in January 1999, provides XML software to enable customers to more easily develop and deploy business-to-business e-commerce applications. The purchase price was approximately $12.1 million. The acquisition was completed through the issuance of approximately 114,456 shares of our common stock. Under the terms of the GemLogic purchase agreement, we are committed to make additional issuances of common stock, based upon the achievement of future goals and deliverables. Contingent consideration, which would be added to goodwill and amortized over the remaining life, may approximate $4.8 million. In addition we issued options to purchase common stock to GemLogic employees at exercise prices ranging from $40 to $60 per share. These options may result in a compensation charge of up to approximately $5.6 million, which will be charged to operations based upon vesting of these options over the next four to seven years. The merger has been accounted for using the purchase method of accounting.

     On December 13, 1999, we acquired ObjectEra, Inc. for $8.1 million. ObjectEra, which commenced operations in January 1999, developed and distributes a software program known as an Object Request Broker (ORB). $4.2 million of the purchase price was paid at the closing, with $3.9 million to be paid on February 1, 2000. Under the terms of the ObjectEra purchase agreement, SilverStream is committed to making additional payments in a combination of cash and common stock, based upon the achievement of future goals and deliverables. Contingent consideration, which would be added to goodwill and amortized over the remaining life, may approximate $3.9 million. The merger has been accounted for using the purchase method of accounting.

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1999 gives effect to the acquisitions of GemLogic and ObjectEra, as if they had occurred on January 1, 1999. The Unaudited Pro Forma Condensed Statement of Operations includes the historical results of operations of GemLogic and ObjectEra for the nine months ended September 30, 1999.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of GemLogic and ObjectEra as if it had occurred on September 30, 1999. The following pro forma statements and the accompanying notes should be read in conjunction with the historical financial statements of SilverStream.

     The Unaudited Pro Forma Condensed Consolidated Financial Information is intended for informational purposes only and is not necessarily indicative of the future position or future results of operations of the consolidated company after the acquisitions of GemLogic and ObjectEra or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisitions of GemLogic and ObjectEra been effected on January 1, 1999. Since both ObjectEra and GemLogic had no substantial operations prior to January 1, 1999 only pro forma information subsequent to January 1, 1999 has been provided.

                          SILVERSTREAM SOFTWARE, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                                        PRO FORMA
                                           SEPTEMBER 30,                           PRO FORMA          SEPTEMBER 30,
                                               1999        GEMLOGIC   OBJECTERA   ADJUSTMENTS             1999
                                           -------------   --------   ---------   -----------         -------------
Current Assets:
    Cash and cash equivalents............  $ 51,323,975    $  2,826   $381,026    $(4,200,000) 1(a)   $ 47,507,827
    Marketable securities................     5,148,079          --         --             --            5,148,079
    Accounts receivable..................     5,772,431          --    361,155             --            6,133,586
    Prepaid expenses.....................       869,451          --    125,400             --              994,851
    Other................................        14,361          --         --             --               14,361
                                           ------------    --------   --------    -----------         ------------
        Total current assets.............    63,128,297       2,826    867,581     (4,200,000)          59,798,704
    Furniture and fixtures, net..........     2,662,925      13,425     17,073             --            2,693,423
    Intangibles, net.....................     1,852,445          --         --     18,292,839  1(a)     20,145,284
                                           ------------    --------   --------    -----------         ------------
        Total assets.....................  $ 67,643,667    $ 16,251   $884,654    $14,092,839         $ 82,637,411
                                           ============    ========   ========    ===========         ============

Current Liabilities:
    Accounts payable.....................  $  3,146,027    $     --   $ 69,400             --         $  3,215,427
    Accrued expenses.....................     1,714,351          --         --    $ 3,900,000  1(a)      5,614,351
    Deferred revenue.....................     2,636,937          --    878,667             --            3,515,604
    Current portion of long-term debt....       429,939          --         --             --              429,939
                                           ------------    --------   --------    -----------         ------------
        Total current liabilities........     7,927,254          --    948,067      3,900,000           12,775,321
    Long-term debt, less current
      portion............................       621,219          --         --             --              621,219
    Common Stock.........................        18,016      80,000      2,500        (82,386) 1(b)         18,130
    Additional paid-in capital...........    97,516,295          --         --     12,132,222  1(a)    107,661,858
    Deferred compensation................    (1,739,652)         --         --             --           (1,739,652)
    Accumulated deficit..................   (36,533,874)    (63,749)   (65,913)    (1,856,997) 1(b)    (38,520,533)
    Other comprehensive loss.............       (62,091)         --         --             --              (62,091)
    Notes receivable from stockholders...      (103,500)         --         --             --             (103,500)
                                           ------------    --------   --------    -----------         ------------
        Total stockholders' equity
          (deficit)......................    59,095,194      16,251    (63,413)    10,192,839           69,240,871
                                           ------------    --------   --------    -----------         ------------
        Total liabilities and
          stockholders' equity
          (deficit)......................  $ 67,643,667     $16,251   $884,654    $14,092,839         $ 82,637,411
                                           ============    ========   ========    ===========         ============

                           SILVERSTEAM SOFTWARE, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                            PRO FORMA
                                  SEPTEMBER 30,                                           SEPTEMBER 30,
                                      1999        GEMLOGIC   OBJECTERA   ADJUSTMENTS          1999
                                  -------------   --------   ---------   -----------      -------------
Revenue:
     Software license...........  $  9,009,865          --   $ 25,764             --      $  9,035,629
     Services...................     5,024,498          --     56,724             --         5,081,222
                                  ------------    --------   --------    -----------      ------------
          Total revenue.........    14,034,363          --     82,488             --        14,116,851
Cost of Revenue:
     Software license...........     1,076,359          --         --             --         1,076,359
     Services...................     6,462,504          --         --             --         6,462,504
                                  ------------    --------   --------    -----------      ------------
          Total cost of
            revenue.............     7,538,863          --         --             --         7,538,863
Gross profit (loss).............     6,495,500          --     82,488             --         6,577,988
Operating expenses:
     Sales and marketing........    13,220,030          --         --             --        13,220,030
     Research and development...     5,172,711    $ 63,749    152,914             --         5,389,374
     General and
       administrative...........     2,599,871          --         --             --         2,599,871
     Compensation charge for
       issuance of stock
       options..................       298,426          --         --    $   921,430 2(a)    1,219,856
     Amortization of goodwill...        81,348          --         --      2,743,926 2(b)    2,825,274
                                  ------------    --------   --------    -----------      ------------
          Total operating
            expenses............    21,372,386      63,749    152,914      3,665,356        25,254,405
Loss from operations............   (14,876,886)    (63,749)   (70,426)    (3,665,356)      (18,676,417)
Interest income.................       668,667          --      4,513       (157,500)2(c)      515,680
Interest expense................      (153,929)         --         --             --          (153,929)
                                  ------------    --------   --------    -----------      ------------
Net loss........................   (14,362,148)    (63,749)   (65,913)    (3,822,856)      (18,314,666)
Beneficial conversion feature of
  Series D preferred stock......      (263,158)         --         --             --          (263,158)
                                  ------------    --------   --------    -----------      ------------
Net loss applicable to common
  stockholders..................  $(14,625,306)   $(63,749)  $(65,913)   $(3,822,856)     $(18,577,824)
                                  ============    ========   ========    ===========      ============
Basic and diluted net loss per
  share applicable to common
  stockholders..................        $(2.58)                                                 $(3.25)
                                        ======                                                  ======
Weighted-average common shares
  used in computing basic and
  diluted net loss per share
  applicable to common
  stockholders..................     5,678,081                                               5,723,863
                                  ============                                            ============

                           SILVERSTEAM SOFTWARE, INC.

              UNAUDITED NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

1.  PRO FORMA ADJUSTMENTS AND ASSUMPTIONS -- BALANCE SHEET

     The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet, assuming the acquisition occurred on September 30, 1999 are as follows:

     1(a) Adjustment to record the purchase price and intangible assets of GemLogic and ObjectEra as follows:

Cash portion of ObjectEra purchase price....................  $ 4,200,000
Balance payable to ObjectEra................................    3,900,000
                                                              -----------
Total purchase price for ObjectEra..........................    8,100,000
Add: Fair value of ObjectEra estimated net liabilities as of
  September 30, 1999........................................      (63,413)
                                                              -----------
Subtotal ObjectEra estimated goodwill.......................    8,163,413
Total purchase price for GemLogic based upon the fair value
  of common stock issued....................................   12,132,336

Less: In process research & development costs...............    1,986,659

Less: Fair value of GemLogic estimated net assets as of
  September 30, 1999........................................       16,251
                                                              -----------
Subtotal GemLogic estimated goodwill........................   10,129,426
                                                              -----------
Estimated cost in excess of fair value of net assets
  acquired (goodwill).......................................  $18,292,839
                                                              ===========

     The Company has assumed the goodwill to have an estimated useful life of 5 years. The purchase price allocation and estimated useful life of goodwill is preliminary and will be finalized upon an analysis by the Company of the intangible assets acquired in connection with these acquisitions.

     1(b) Adjustment to eliminate the equity and accumulated deficit of GemLogic and ObjectEra in consolidation of $82,500 and $129,662 respectively and adjustment to write off directly to accumulated deficit the in process research and development of $1,986,659.

2.  PRO FORMA ADJUSTMENTS AND ASSUMPTIONS -- STATEMENT OF OPERATIONS

     The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations, assuming the acquisition occurred on January 1, 1999, are as follows:

     2(a) Adjustment to record 9 months of compensation charge for the issuance of stock options below fair market value.

     2(b) Adjustment to record 9 months of amortization associated with GemLogic and ObjectEra intangible assets acquired.

     2(c) Adjustment to reduce the interest income as a result of the payment of $4,200,000 as if the transaction had occurred in January 1999.

     2(d) In process research & development costs related to the acquisition of GemLogic, Inc.

     For calculation of the net loss per share the Company has excluded shares subject to repurchase by the Company from the calculation of loss per share because all such securities are antidilutive for all periods presented. Shares subject to repurchase by the Company will be included in the computation of earnings per share when the Company's option to repurchase these shares expires.